Exhibit 10.1

AMENDMENT AND JOINDER TO

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT AND JOINDER TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Amendment”), effective as of December 22, 2022 is made by and among Surgery Partners, Inc., a Delaware corporation (the “Company”), BCPE Seminole Holdings LP, a Delaware limited partnership (“Bain”), BCPE Seminole Holdings III, L.P., a Cayman Islands limited partnership (“Holdings III”) and BCPE Seminole Holdings IV, L.P., a Cayman Islands limited partnership (“Holdings IV”) (each, individually, a “Party” and together, the “Parties”).

RECITALS

WHEREAS, the Company, Bain and certain stockholders of the Company entered into that certain Amended and Restated Registration Rights Agreement, dated August 31, 2017 (as amended from time to time, the “Agreement”);

WHEREAS, the Company and Bain Capital Fund XI, L.P., a Cayman Islands limited partnership, entered into that certain Stock Purchase Agreement, dated November 21, 2022, pursuant to which Holdings III and Holdings IV purchased shares of Common Stock, par value $0.01 per share, of the Company; and

WHEREAS, the Company and Bain desire to amend the Agreement as set forth herein pursuant to Section 5.2 of the Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises contained in this Amendment, and other good and valuable consideration, and intending to be legally bound thereby, the Parties hereby agree as follows:

1.       Amendment.

a.       The definition of “Registrable Shares” or “Registrable Securities” in Section 6.2 of the Agreement is hereby amended to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as follows:

““Registrable Shares” or “Registrable Securities” shall mean: (i) any shares of Common Stock issued through the exchange of units in Surgery Center Holdings, LLC in the Reorganization in connection with the IPO; (ii) any shares of Common Stock (including shares of Common Stock issued or issuable in respect of the Preferred Stock) or Preferred Stock acquired or issued pursuant to the 2022 Stock Purchase Agreement, the Stock Purchase Agreement or the Securities Purchase Agreement or held or acquired by or Transferred or issued to any Bain Party on or after the date of this Agreement; and (iii) any Common Stock or Preferred Stock issued or issuable with respect to the securities referred to in clauses (i) or (ii) above by way of conversion, dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization; provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares (a) upon any sale pursuant to a Registration Statement, Section 4(a)(1) of the Securities Act or Rule 144, or (b) at such time as such securities may be distributed without volume limitation or other restrictions on transfer under Rule 144 (including without application of paragraphs (c), (e) (f) and (h) of Rule 144). Notwithstanding the foregoing, any Registrable Shares transferred by a Bain Party to a Permitted Registration Rights Assignee shall continue to be Registrable Shares in the hands of such Permitted Registration Rights Assignee.”

b.       Section 6.2 of the Agreement is hereby amended to add the definition of “2022 Stock Purchase Agreement” in appropriate alphabetical order as follows:

““2022 Stock Purchase Agreement” shall mean that certain Stock Purchase Agreement, dated November 21, 2022, by and between the Company and Bain Capital Fund XI, L.P., a Cayman Islands limited partnership.”

2.       Joinder. Each of Holdings III and Holdings IV shall be bound by, and shall be a party to, the Agreement as a Stockholder and a Bain Party as of the date hereof in the same manner as if it were an original party to the Agreement.

3.       Ratification of Binding Provisions. All other paragraphs, provisions, and clauses in the Agreement not modified by this Amendment shall remain in full force and effect as originally written.

4.       Electronic Delivery; Counterparts. This Amendment, to the extent signed and delivered by electronic transmission showing the signature of a Party, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person by such Party. At the request of any Party hereto, each other Party hereto shall re-execute original forms thereof and deliver them to all other Parties. No Party hereto shall raise the use of electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through electronic means as a defense to the formation or enforceability of a contract and each such Party forever waives any such defense. This Amendment may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the Parties have executed this Amendment effective as of the date first written above.

SURGERY PARTNERS, INC.

By:	/s/ David T. Doherty
Name:	David T. Doherty
Title:	Executive Vice President and Chief Financial Officer

BCPE SEMINOLE HOLDINGS LP

By:	/s/ Devin O’Reilly
Name:	Devin O’Reilly
Title:	Vice President

BCPE SEMINOLE HOLDINGS III, L.P.

By:	/s/ Devin O’Reilly
Name:	Devin O’Reilly
Title:	Vice President

BCPE SEMINOLE HOLDINGS IV, L.P.

By:	/s/ Devin O’Reilly
Name:	Devin O’Reilly
Title:	Vice President

Signature Page to Amendment and Joinder to Amended and Restated Registration Rights Agreement